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                                                                   EXHIBIT 10.48

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
                         dated as of October 29, 1997.

                  WHEREAS, William J. Bolton ("Mr. Bolton") has been employed by Bruno's, Inc. (the "Company"); and

                  WHEREAS, Mr. Bolton and the Company have entered into an agreement regarding Mr. Bolton's termination by the Company as Chief Executive Officer, Chairman of the Board and Member of the Board of Directors of the Company, membership on any committee or subcommittee of the Board of Directors of the Company or any of its subsidiaries, and all other positions held by Mr. Bolton at the Company or any of its subsidiaries, the effective date of such termination being September 19, 1997 (the "Effective Date"); and

                  WHEREAS, Mr. Bolton and the Company have reached a full and final compromise and settlement of all matters, disputes, causes of action, claims, contentions and differences between them and the Company's divisions, merged entities and affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, agents, stockholders, administrators, representatives, attorneys, insurers or fiduciaries, past, present or future (the "Released Parties"), including but not limited to any and all claims arising from or derivative of Mr. Bolton's employment with the Company and his termination from employment with the Company; and

                  WHEREAS, as a condition precedent to the Company performing its obligations as provided for herein, Mr. Bolton agrees that he will execute and comply fully with the terms of this Settlement Agreement and General Release (the "Release"); and

                  WHEREAS, Mr. Bolton (i) is represented by William Kunkel of Skadden, Arps, Slate, Meagher & Flom (Illinois) and (ii) understands that in executing the Release he is,


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inter alia, giving up any rights and claims he may have under the Age
Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq. ("ADEA"), and (iii) has been given a period of not less than twenty-one
(21) days within which to consider this Release;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Mr. Bolton and the Company agree and covenant as follows:

                  1. By entering into this Release, the Released Parties do not admit, and each specifically denies, any liability, wrongdoing or violation of any law, statute, regulations, agreement or policy.

                  2. The Company agrees to treat Mr. Bolton's resignation of his employment with the Company, effective September 19, 1997, as a termination without "Cause" by the Company, under the terms of the employment agreement between Mr. Bolton and the Company dated August 17, 1995 (the "Employment Agreement").

                  3. In consideration of the obligations upon Mr. Bolton as set forth in this Release, and in full settlement and final satisfaction of any and all claims, contractual or otherwise, which Mr. Bolton had, has or may have against the Company or the Released Parties with respect to his employment, the termination of his employment with the Company, or otherwise arising on or prior to the date of execution of this Release, except to the extent that any such claim concerns an allegation that the Company has failed to comply with any obligations created by this Release:

                     (a) The Company agrees to pay (or has paid) to Mr. Bolton the gross amount of Nine Hundred Sixty Thousand Dollars ($960,000.00), less withholding taxes and other deductions required by law. The payment described in this subparagraph 3(a) shall be made as follows:


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                          (i)   Twenty-Four Thousand Six Hundred and Fifteen
Dollars and Thirty-Eight Cents ($24,615.38) by check, direct deposit or wire transfer to Mr. Bolton, shall be delivered to Mr. Bolton in thirty-nine (39) bi-weekly installments;

                          (ii)  In satisfaction of two of the thirty-nine (39)
bi-weekly installments required under Section 3(a)(i), above, payments totalling Forty-Nine Thousand Two Hundred and Thirty Dollars and Seventy-Six Cents ($49,230.76) have been made to Mr. Bolton prior to the execution of this Release; and

                          (iii) The remaining thirty-seven (37) bi-weekly
installments in the amount of Twenty-Four Thousand Six Hundred and Fifteen Dollars and Thirty-Eight Cents ($24,615.38) each shall be made in accordance with Section 3(a)(i), above.

                      (b) The Company further agrees to compensate Mr. Bolton for sixteen (16) accrued, but unused, vacation days, the payment of which shall be made in a cash lump sum of Twenty-Four Thousand, Six Hundred and Fifteen Dollars and Thirty-Eight Cents ($24,615.38), less withholding taxes and other deductions required by law.

                  4. Mr. Bolton, for and in consideration of the payments as set forth in this Release and for other good and valuable consideration, hereby releases and forever discharges, and by this Release does release and forever discharge, the Released Parties of and from all debts, obligations, promises, covenants, collective bargaining obligations, agreements, contracts, endorsements, bonds, controversies, suits or causes of actions known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may heretofore have existed or which may now exist, including but not limited to those arising under the ADEA, Title VII of the Civil Rights Act of 1964,


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as amended, 42 U.S.C. Section 2000e et seq., the Fair Labor Standards Act, as
amended, 29 U.S.C. Section 201 et seq., the Equal Pay Act, as amended, 29 U.S.C.
Section 206(d), the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001 et seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et seq., the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of Mr. Bolton's employment with the Company and Mr. Bolton's resignation from employment with the Company or otherwise, as well as any rights or claims Mr. Bolton or his attorney has or may have for costs, expenses, attorneys' fees or otherwise. Nothing contained herein shall affect Mr. Bolton's rights under any Company defined contribution plan.

                  5. Mr. Bolton covenants and agrees not to sue, file any grievance, arbitration or other proceeding, administrative or judicial, against the Released Parties in any court of law or equity, or before any administrative agency, with respect to any matter whatsoever released hereby, including but not limited to matters arising from or derivative of Mr. Bolton's employment with the Company and Mr. Bolton's resignation from employment with the Company or otherwise.

                  6. (a) Mr. Bolton and the Company expressly understand and agree that the Company's obligations under this Release are in lieu of any and all other amounts to which Mr. Bolton might be, is now or may become entitled to receive from the Released Parties upon any claim whatsoever and, without limiting the generality of the foregoing, Mr. Bolton expressly waives any right or claim that he may have or assert to employment or reinstatement to employment with the Released Parties, or payment for backpay, front pay, interest, bonuses, damages, accrued vacation, accrued sick leave, medical, dental, optical or


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hospitalization benefits, accidental death and dismemberment coverage, long term disability coverage, stock options, pensions, education benefits, automobile usage benefits, life insurance benefits, overtime, severance pay, liquidated damages and/or attorneys' fees or costs. Nothing contained herein shall affect Mr. Bolton's rights under any Company defined contribution plan.

                     (b) The Company agrees to continue Mr. Bolton's coverage under any medical, dental, disability and life insurance plans in which Mr. Bolton is currently enrolled for a period of 18 months, to terminate on March 20, 1999. Thereafter, Mr. Bolton may, at his option and as provided for under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, 29 U.S.C. Section 119, et seq., continue his medical insurance coverage, at his own, and not the Company's, expense.

                  7. (a) Mr. Bolton agrees to sell, at such time or times as the Company shall indicate, all shares of Common Stock in the Company held by him as of the Effective Date through a broker designated by the Company. Mr. Bolton further agrees to enter into all customary documents in connection with the opening and administration of brokerage accounts and to enter into and, if required, file all such documents as are necessary to comply with federal and state securities laws, and agrees to cause the proceeds of the sale(s) of his shares of Common Stock in the Company to be remitted pursuant to Section 7(b), below.

                     (b) Mr. Bolton agrees to use all proceeds from the sale(s) of his shares of Common Stock in the Company to repay the outstanding principal amount of the promissory note executed by Mr. Bolton as of February 15, 1996, payable to the Company (the "Note"), plus the amount of accrued but unpaid interest on the Note. Upon completion of the sale of all of Mr. Bolton's shares of Common Stock in the Company and upon the transfer


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of all such sale proceeds to the Company, the Company shall cancel the Note and any remaining indebtedness of Mr. Bolton thereunder.

                  8. (a) Mr. Bolton agrees that, without limiting the Released Parties' remedies, any material violation or breach by him of this Release shall give rise to an action by the Company for relief including, but not limited to, damages caused by such breach and shall forever release and discharge the Company from the performance of its obligations arising from this Release but shall not release Mr. Bolton from the performance of his obligations pursuant to this Release. In no event shall Mr. Bolton be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Mr. Bolton under any of the provisions of this Release; and no amount payable under this Release shall be reduced because Mr. Bolton receives salary, compensation or benefits in respect of any other employment or business activity, except as provided in Section 10.

                     (b) Mr. Bolton agrees not to make any material disparaging statements about the Company, the Released Parties or the Company's personnel policies and practices to any of the Company's customers, competitors, suppliers, employees, former employees, or the press or other media in any country.

                     (c) The Company agrees not to issue any press release or other media announcement of any material disparaging statements about Mr. Bolton to any person and shall use its reasonable best efforts to avoid having any of its officers or directors make any such statements.

                  9. (a) Mr. Bolton represents that he will return to the Company any letters, files, documents, equipment, supplies, security access passes, property or other items in his possession or control which were entrusted or issued to him during the course of his employment with the Company.


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                      (b) Mr. Bolton further agrees and covenants, as a
condition of the Company's performance of its obligations arising from this Release, that Mr. Bolton will regard and preserve as confidential all personnel information pertaining to present and former employees of the Company or the Released Parties that has been obtained by Mr. Bolton in the course of his employment, whether he has such information in his memory or in writing or in any other physical form, and will otherwise regard and preserve all other nondisclosure obligations pursuant to Section 13(a) of the Employment Agreement.

                      (c) The Company represents and warrants that, to the knowledge of its officers and directors, as of the date hereof the Company has no claim against Mr. Bolton for any breach of his duties or responsibilities committed while employed by the Company.

                  10. (a) Mr. Bolton further covenants and agrees, as a condition of the Company's performance of its obligations arising from this Release, that Mr. Bolton will regard and preserve all noncompete and other obligations specifically set forth in Sections 13(b) and (c) of the Employment Agreement.

                      (b) Mr. Bolton agrees that he will not apply for or otherwise seek employment with the Released Parties.

                  11. Mr. Bolton and the Company expressly covenant and agree that the covenant not to compete as established in Section 13 of the Employment Agreement is a reasonable covenant under the circumstances, and covenant and agree to be bound by Section 13(d) of the Employment Agreement.

                  12. The Company shall indemnify, in accordance with the Articles of Incorporation of the Company and to the fullest extent of applicable law, Mr. Bolton if he becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Claim"),


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by reason of the fact that he was a director, officer, employee or agent of the
Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation (including but not limited to a subsidiary or affiliate of the Company), partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defending a civil or criminal action, suit or proceeding. Expenses of Mr. Bolton incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company as they are incurred upon receipt of an undertaking by or on behalf of Mr. Bolton to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The Company's obligations described in this paragraph shall continue for a period of not less than five (5) years after the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of the Claim.

                  13. Should any provision of this Release be found to be in violation of any law, or ineffective or barred for any reason whatsoever, the remainder of this Release shall be in full force and effect to the maximum extent permitted by law.

                  14. The Company and Mr. Bolton agree to execute such other documents and to take such other actions as may be reasonably necessary to further the purposes of this Release.

                  15. (a) Mr. Bolton acknowledges and agrees that, in deciding to execute this Release, he has had the opportunity to consult with legal, financial and other personal advisors of his own choosing as he deems appropriate, in assessing whether to execute this Release and that he has consulted with legal counsel. Mr. Bolton represents and acknowledges that no representations, statement, promise, inducement, threat or suggestion has been made by the


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Company or the Released Parties to influence him to sign this Release except such statements as are expressly set forth herein. Mr. Bolton agrees that he has been given a minimum of twenty-one (21) days within which to consider the terms and effects of this Release and to consult with, and to ask any questions that he may have of anyone, including legal counsel and other personal advisors of his own choosing, and that he has executed this Release voluntarily and with full understanding of its terms and effects. Mr. Bolton further agrees that no fact, evidence, event or transaction currently unknown to him but which hereafter may become known to him shall affect in any way or manner the final and unconditional nature of this Release.

                      (b) This Release shall not become effective until the 8th day following the date on which Mr. Bolton signs this Release as indicated below, and no payments shall be due, owing or paid by the Company unless and until the Release becomes effective, it being understood between Mr. Bolton and the Company that Mr. Bolton has a period of seven (7) days within which to revoke such signature.

                  16. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree expressly to perform this Release in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Thereafter the Company (prior to such succession) shall have no further obligations with respect to this Release but will continue to be entitled to the benefit hereof. As used in this Release, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Release, by operation of law or otherwise.


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                  17. The respective rights and obligations of the parties
hereunder shall survive any termination of this Release to the extent necessary to the intended preservation of such rights and obligations. The provisions of this section 17 are in addition to the survivorship provisions of any other section of this Release.

                  18. The foregoing represents the entire agreement between Mr. Bolton and the Company and supersedes all prior agreements or understandings, written or oral, between them. This Release may not be changed or modified, except by a written instrument signed by Mr. Bolton and the Company.

                  19. This Release shall be construed, interpreted and governed in accordance with the laws of the state of Alabama, without reference to rules relating to conflicts of law.

                  20. This Release may be executed in two or more counterparts, each of which will be deemed an original.





/s/ William J. Bolton
------------------------------
William J. Bolton
2209 Longleaf Blvd
Vestavia Hills, Alabama  36243




Dated:  This 31st day of October, 1997


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STATE OF ALABAMA    )
                    :  ss.:
COUNTY OF JEFFERSON )

                  On October 31, 1997, before me personally came William J. Bolton to me known and known to me to be the individual described in, and who executed, the foregoing General Release, and duly acknowledged to me that he executed same.

                                                            /s/ Jayne R. Amerine
                                                            --------------------
                                                                 Notary Public




Bruno's, Inc.



By: /s/ James A. Demme
   -------------------

James A. Demme
Chairman of the Board and
    Chief Executive Officer
Bruno's, Inc.
800 Lakeshore Parkway
Birmingham, Alabama  35211


Dated:  This 31st day of October, 1997.